UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2007
Crescent Real Estate Equities
Limited Partnership
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of organization)	1-13038 (Commission File Number)	52-1862813 (IRS Employer Identification No.)
777 Main Street, Suite 2100
Fort Worth, Texas 76102
(817) 321-2100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 230.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 230.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Waivers/Forfeitures of Restricted Stock Awards. John C. Goff, the Chief Executive Officer and Vice Chairman of the Board of Trust Managers (the “Board”) Crescent Real Estate Equities Company (the “Company”), and Dennis H. Alberts, the Company’s President and Chief Operating Officer, had each previously received grants of restricted units in Crescent Real Estate Equities Limited Partnership (the “Operating Partnership”) pursuant to grant agreements under the 2005 Crescent Real Estate Equities Limited Partnership Long-Term Incentive Plan (the “2005 Plan”). The restricted units awarded under the grant agreements vest in five equal proportions to the extent that the 40-day average of the last sale price of the Company’s stock price exceeds designated hurdles. As of May 21, 2007, 20% of the restricted units granted to each of Mr. Goff and Mr. Alberts had vested. The grant agreements also provide that under certain circumstances, including the prospective mergers of the Company and Operating Partnership with affiliates of Morgan Stanley that were announced on May 22, 2007 (collectively, the “Transaction”), any portion of the restricted units that has not already vested shall become fully vested (the “Acceleration Provision”). On May 21, 2007, Messrs. Goff and Alberts waived the vesting of and agreed to forfeit the portions of their respective restricted stock awards that were designated for vesting when the stock price targets of $25.50 and $27.00 were hit and that, as a result of the Acceleration Provision, would have vested in connection with the Transaction (the “Forfeitures”). Except as described in the following sentence, the Forfeitures are applicable to the Transaction or any transaction the Board determines to accept in lieu of the Transaction. In the event that the Transaction or a competing transaction would result in the common shareholders of the Company receiving per share merger consideration in excess of $25.50 or $27.00, however, the Forfeitures will not be applicable to the units that would otherwise have vested if the 40-day average of the last sale price of the Company’s common shares had reached the amount of the per share merger consideration. Pursuant to the Forfeitures, Mr. Goff forfeited 120,000 restricted units (240,000 Company common share equivalents), and Mr. Alberts forfeited 80,000 restricted units (160,000 Company common share equivalents), in each case along with their accrued distributions.
     The grant agreements under each of the 2004 Crescent Real Estate Equities Limited Partnership Long-Term Incentive Plan (the “2004 Plan”) and the 2005 Plan provide that, in the event of a transaction such as the Transaction, any portion of the restricted units granted thereunder that have not already vested shall become fully vested upon the execution of the definitive agreement for the transaction. On May 21, 2007, each current officer of the Company together with Mr. Crenshaw agreed that the accelerated vesting of their restricted units under the 2004 Plan and the 2005 Plan in connection with the Transaction would not occur until the later of entry into the merger agreement for the Transaction; when the shareholders of the Company approve the merger agreement; or immediately before the merger agreement closes. Jane E. Mody, the Company’s Managing Director and Chief Financial Officer, John L Zogg, Jr., the Company’s Managing Director, Asset Management, and Messrs. Goff, Crenshaw and Alberts each entered into these agreements.
     Severance Plan. The Company has established a Change in Control Separation Pay Plan effective as of May 22, 2007 (the “Severance Plan”) to provide, under certain circumstances, severance to participants who are corporate level employees and whose employment with the Company or any affiliate of the Company (collectively, the “Company Group”) ends after a change in control of the Company which results from the Transaction (or another transaction that the Company terminates the agreement with affiliates of Morgan Stanley to enter into).
     All employees of the Company Group who are employed on May 22, 2007 at the Company Group’s headquarters in Fort Worth, Texas, or at one of its regional offices in Dallas or Houston (“Corporate Employees”), are eligible to participate in the Severance Plan (other than (i) persons categorized as interns, temporary employees or independent contractors, (ii) persons who already have agreements that provide for severance payments upon a change of control of the Company, (iii) persons who were on or before the effective date of the Severance Plan provided with notice of elimination of their position with the Company Group, and (iv) employees whose responsibilities for the Company Group relate to the operation of a particular property, as opposed to a region or corporation headquarters (the persons described by (iv) are “Property Employees”)). A Corporate Employee’s participation in the Severance Plan ends on the earlier of (a) the date on which the Severance Plan terminates, or (b) the later of (i) the date on which the Corporate Employee ceases to be an employee of the Company Group, or (ii) the date on which the Corporate Employee’s benefit payment is made pursuant to the Severance Plan.

     Severance benefits for Property Employees are governed by the Company’s property-level severance arrangement.
     A participant in the Severance Plan is eligible for the benefits described below if, within 12 months after completion of a change in control, such participant executes a waiver and release of claims, and terminates from employment in the following manner:
•	In the case of a Vice President or above, (i) the Corporate Employee terminates his employment for Good Reason (as defined in the Severance Plan), other than at a time when a basis for termination by the Company Group for Cause (as defined in the Severance Plan) exists, or (ii) the Company Group terminates such Corporate Employee’s employment without Cause, or
•	In the case of an Corporate Employee at the Director level or below, the Company Group terminates the Corporate Employee’s employment without Cause.
     Generally, a participant in the Severance Plan entitled to benefits will receive the following:
•	A severance payment in a lump sum within 30 days of the later of termination of such participant’s employment or the date on which the participant’s general wavier and release of claims becomes irrevocable. The severance payment consists of: (i) seven months of base salary for Corporate Employees at the Director level or below, (ii) 12 months of base salary for Senior Vice Presidents and Managing Directors, (iii) 12 months of base salary plus 100% of the 2006 bonus for Vice Presidents, and (iv) 18 months of base salary and 150% of the average of the bonus paid for each of the three preceding years for the CEO or COO;
•	For a participant who elects COBRA coverage, coverage for medical and dental insurance at active employee rates. This coverage at active employee rates lasts for a period of 12 months following termination of employment for Corporate Employees at the Vice President level or above, and for a period of seven months following termination of employment for Corporate Employees at the Director level or below; and
•	Outplacement assistance.
     The timing of such payments may be adjusted by the Company for various tax reasons, and the payments may be reduced by any payments due to a participant under the WARN Act or similar law.
     The Board may amend the Severance Plan as it deems necessary or advisable until a change in control occurs. The Severance Plan terminates on December 31, 2007 if no change in control of the Company occurs before then. If a change in control is completed on or before December 31, 2007, then the Severance Plan may not be amended after the change in control in a manner adverse to a participant without the consent of such participant.
     The Severance Plan is administered by an Administrator that may be appointed or removed at the Board’s discretion. The Administrator is charged with the duties of controlling and managing the operation and administration of the Severance Plan, and is authorized to make all determinations concerning the Severance Plan.
Item 8.01   Other Events.
     The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Plan. In connection with the proposed merger, the Company also will file a proxy statement with the SEC and, upon SEC clearance, will mail the proxy to shareholders. Shareholders of Crescent are urged to read the proxy statement regarding the proposed merger when it becomes available, because it will contain important information. Shareholders will be able to obtain a copy of the proxy statement as well as other filings containing information about Crescent, when available, without charge, at the SEC’s Internet site (http://www.sec.gov). In addition, copies of the proxy statement can be obtained, when available, without charge, by directing a request to Crescent via the telephone numbers listed below.
Jane E. Mody, Managing Director and Chief Financial Officer, Crescent (817) 321-1086
Jeremy C. Sweek, Investor & Media Relations Senior Manager, Crescent (817) 321-1464
Alyson D’Ambrisi, Media Relations, Morgan Stanley +44 207 425 2431
FORWARD-LOOKING STATEMENTS
     This report may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause the Company’s actual results to differ materially from those implied or expressed by the forward-looking statements. The Company assumes no duty whatsoever to update these forward-looking statements or to conform them to future events or developments.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP
Date: May 29, 2007	By:	/s/ Jane E. Mody
Jane E. Mody
Managing Director and Chief Financial Officer